EXHIBIT 23






                          Independent Auditors' Consent








We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated February 18, 2000, incorporated by reference in this Annual Report on Form 10-K of Middlesex Water Company and it subsidiaries for the year ended December 31, 1999.




/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 23, 2000